UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

PURAMED BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-52771	20-5510104
(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue

Schofield, WI 54476

(Address of Principal Executive Offices)(Zip Code)

(715-359-6373)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On March 17, 2009, PuraMed BioScience Inc. (the “Company”) completed the sale of 2,000,000 shares of common stock with total proceeds of $120,000 to an accredited investor without any general solicitations. Total commissions due were $0. The shares were offered and sold in reliance on the exemptions set forth in Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PuraMed Bioscience, Inc.
March 17, 2009	By:	/s/	Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer